UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 4, 2024

Invesco Mortgage Capital Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-34385	26-2749336
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1331 Spring Street, N.W., Suite 2500,
Atlanta,	Georgia	30309
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (404) 892-0896
n/a
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	IVR	New York Stock Exchange
7.75% Fixed-to-Floating Series B Cumulative Redeemable Preferred Stock	IVR PrB	New York Stock Exchange
7.50% Fixed-to-Floating Series C Cumulative Redeemable Preferred Stock	IVR PrC	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.
On November 5, 2024, Invesco Mortgage Capital Inc. (the “Company” or “registrant”) issued a press release announcing its financial results for the quarter ended September 30, 2024 (the “Release”).

The Release is attached to this Report as Exhibit 99.1 and the information contained in the Release is incorporated into this Item 2.02 by this reference. The information contained in this Item 2.02 is being “furnished” and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to the liabilities of that section. The information in this Item 2.02 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or into any filing or other document pursuant to the Exchange Act, except as otherwise expressly stated in such filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 4, 2024, the Company increased the size of its Board of Directors (the “Board”) from eight to nine directors and appointed Robert L. Fleshman to serve as a director of the Company, effective November 8, 2024. The Board has appointed Mr. Fleshman as a member of each of the Audit, Compensation, and Nomination and Corporate Governance committees effective concurrently with the commencement of his Board service.

Mr. Fleshman, age 62, served as a Partner at Deloitte & Touche LLP from 2002-June 2024, leading and advising on complex audit engagements across diverse sectors, particularly in real estate and financial services. During his tenure at Deloitte, he served for six years as the Real Estate Practice Leader for Deloitte’s Southeastern Real Estate Practice and for seven years as the Audit Practice Leader for Deloitte’s Georgia and Alabama operation. Prior to joining Deloitte, Mr. Fleshman was a Partner at Arthur Andersen LLP. Mr. Fleshman is a member of NAREIT and a former Deloitte representative on the Best Financial Practices Committee. He holds a B.S. in Accounting from Virginia Tech and is a Certified Public Accountant (CPA).

Mr. Fleshman will receive the same compensation from the Company as the other non-employee members of the Board. There are no related party transactions between the Company and Mr. Fleshman reportable under Item 404(a) of Regulation S-K.

Item 8.01	Other Events.
On November 5, 2024, the registrant issued a press release announcing that as of October 31, 2024 its book value per common share is estimated to be in the range of $8.42 to $8.76.(1)

(1)Book value per common share as of October 31, 2024 is adjusted to exclude a pro rata portion of the current quarter’s common stock dividend (which for purposes of this calculation is assumed to be the same as the previous quarter) and is calculated as total stockholders' equity less the liquidation preference of the Company's Series B Preferred Stock and Series C Preferred Stock ($106.2 million and $181.2 million as of October 31, 2024, respectively), divided by total common shares outstanding of 60.7 million.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release, dated November 5, 2024, issued by Invesco Mortgage Capital Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Invesco Mortgage Capital Inc.

By: /s/ Mark Gregson
Mark Gregson
Interim Chief Financial Officer

Date: November 5, 2024